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CONSOLIDATED BALANCE SHEETS                                    Exhibit 99.1(b)4
NDCHealth Corporation and Subsidiaries

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(In thousands, except share data)
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                                                                                            March 1,             May 31,
                                                                                              2002                2001
                                                                                        ------------------  -------------
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ASSETS                                                                                     (Unaudited)
Current assets:
  Cash and cash equivalents                                                                     $  81,107       $  12,420
  Accounts receivable                                                                              67,168          70,648
  Allowance for doubtful accounts                                                                  (5,233)         (6,628)
                                                                                        ---------------------------------
     Accounts receivable, net                                                                      61,935          64,020
                                                                                        ---------------------------------
  Income tax receivable                                                                             1,605           2,265
  Deferred income taxes                                                                            16,736          29,539
  Prepaid expenses and other current assets                                                        21,534          18,788
                                                                                        ---------------------------------
      Total current assets                                                                        182,917         127,032
                                                                                        ---------------------------------

Property and equipment, net                                                                        86,231          82,956
Intangible assets, net                                                                            190,828         221,757
Deferred income taxes                                                                              10,523           9,886
Investments                                                                                        89,403          35,591
Other                                                                                              16,626          10,990
                                                                                        ---------------------------------

      Total Assets                                                                              $ 576,528       $ 488,212
                                                                                        =================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings                                                                         $  50,000       $       -
  Current portion of long-term debt                                                                   178             170
  Obligations under capital leases                                                                  1,189           2,586
  Accounts payable and accrued liabilities                                                         55,009          53,228
  Deferred income                                                                                  18,520          13,624
                                                                                        ---------------------------------
      Total current liabilities                                                                   124,896          69,608
                                                                                        ---------------------------------

Long-term debt                                                                                    151,433         151,567
Obligations under capital leases                                                                    2,647           1,108
Other long-term liabilities                                                                        18,995          23,044
                                                                                        ---------------------------------
      Total liabilities                                                                           297,971         245,327
                                                                                        ---------------------------------

Commitments and contingencies

Minority interest in equity of subsidiaries                                                        10,858          12,418

Shareholders' equity:
  Preferred stock, par value $1.00 per share; 1,000,000 shares authorized, none issued                  -               -
  Common stock, par value $.125 per share; 200,000,000 shares authorized;
     34,155,388 and 33,875,235 shares issued, respectively.                                         4,269           4,234
  Capital in excess of par value                                                                  194,638         188,636
  Retained earnings                                                                                79,564          48,392
  Deferred compensation and other                                                                  (6,076)         (7,212)
  Cumulative translation adjustment                                                                (4,696)         (3,583)
                                                                                        ---------------------------------
      Total shareholders' equity                                                                  267,699         230,467
                                                                                        ---------------------------------

Total Liabilities and Shareholders' Equity                                                      $ 576,528       $ 488,212
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